EXHIBIT 10.44
                            DIGITAL CONTENT MERCHANT
                                    AGREEMENT



     This Digital Content Merchant Agreement (hereinafter "Agreement") is being entered into on this 13th day of November, 2002 (hereinafter "Effective Date"), by and between NewGenPay Inc., a Delaware corporation ("AllCharge"), with its principal office at 1013 Centre Road, Wilmington, New Castle County, Delaware 19805, and Brilliant Digital Entertainment, Inc., a Delaware corporation (the "Company"), with its principal office at 6355 Topanga Canyon Blvd., Suite 120, Woodland Hills, California 91367.


                                    PREAMBLE

     WHEREAS, AllCharge is engaged in the business of developing and licensing software and providing and facilitating online payment solutions;

     WHEREAS, Company is an online digital content distribution services company; and

     WHEREAS, the Company desires to license AllCharge's software and obtain access to AllCharge's products and services to enable end users to make payments for the acquisition of digital content, and AllCharge desires to provide the Company with such license and access to such products and services.

                                    AGREEMENT

     NOW, THEREFORE, in consideration of the agreements and obligations set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

     1.   DEFINITIONS. The following terms shall have the following meanings.

          1.1. "Affiliate" shall mean, with respect to a person, any entity that is at least 25% owned by such person or which is controlled by such person and with respect to a company, any entity that is at least 25% owned by such company or which is controlled by such Company.

          1.2. "AllCharge Software" shall mean one or more proprietary software programs identified and/or described in APPENDIX A attached hereto and any related materials or products, including, but not limited to, software tools, software (in object code form), user interface designs, network designs, documentation (both printed and electronic), and any periodic improvements, enhancements, modifications or additions to any of the foregoing.

          1.3. "AllCharge Services" shall mean AllCharge's collection of information from End Users, collection of funds from End Users or billing agents in connection with the purchase of digital content via the Company Technology, transfer of funds and data to the Company or its designee, and those other services described in APPENDIX B attached hereto.

          1.4. "Company Technology" shall mean any Internet, digital rights management, graphical user interface, world wide web, peer-to-peer, and any other technology



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now or hereafter  available,  which is owned or  controlled  by,  licensed to or otherwise available for use by the Company, Altnet, Inc., a Delaware corporation ("Altnet"), or any of their respective Affiliates, that allows End Users to purchase digital content online.

          1.5. "End Users" shall mean any members of the general public that access the AllCharge Software or any part thereof via the Company Technology or via any web service or any other type of service offered by AllCharge, including via any web sites maintained by AllCharge where End Users can check their transactions, account balances, or engage in other services with AllCharge.

          1.6. "End User Agreement" shall mean the AllCharge end user agreement attached as APPENDIX C to this Agreement, which agreement shall be entered into by each End User who uses the AllCharge Software or any portion thereof at any time during the period in which AllCharge is providing the AllCharge Services.

          1.7. "Marks" shall mean trademarks, service marks, trade names, and logos.

          1.8. "Pricing Wizard(TM)" shall mean that AllCharge Software that will allow "Vendors" (content providers selling content using the AllCharge Software) to define, maintain and change business rules and pricing information.

          1.9. "Source  Code"  means  the  complete   instruction  set  for  the
AllCharge  Software,  including  all  comments  and  procedural  code,  such  as compilation switches and a description of the system/program generation procedure, in a form intelligible to human programmers and capable of being readily translated into object code for execution on computer equipment through assembly or compiling, together with all documentation to facilitate such translation, assembly and compiling; including, without limitation, programmers' notes, technical and functional specifications, flow charts, schematics, test programs, statements of principles of operations, architectural and design standards, and descriptions of data flows, data structures and control logic.

          1.10."Transaction Server" means that server controlled by AllCharge on which is installed that AllCharge Software that processes payments for purchases of digital content by End Users. The Transaction Server may be a "Community Server," which is used to process payments for all of AllCharge's clients, or a "Dedicated Server," which is used to process payments for the Company only.

     2.   LICENSE.

          2.1. GRANT OF LICENSE. AllCharge grants the Company, Altnet, and each subsidiary and/or Affiliate of Altnet and the Company (collectively referred to in this SECTION 2 as "Licensee"), a worldwide, non-exclusive, non-transferable, limited license to use the AllCharge Software, subject to the terms of this Agreement.

          2.2. RESTRICTIONS ON USE. Licensee may make a reasonable number of copies of the AllCharge Software, solely for back-up purposes. Licensee may not copy the AllCharge Software in whole or in part for further distribution without AllCharge's consent. Subject to the terms hereof, Licensee may distribute the necessary module(s) to its customers and digital


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content  providers  chosen by  Licensee  in order to allow  such  customers  and digital content providers to generate and track transactions facilitated by the AllCharge Software.

          2.3. ASSIGNMENT. Except in connection with the sale of all or substantially all of the business of the Company, Altnet or any Affiliate constituting "Licensee" hereunder, Licensee may not by any means sell, sublicense, lease, assign, pledge, mortgage, encumber, or otherwise transfer, distribute, or dispose of any AllCharge Software or any of the rights, privileges, duties, and obligations granted or imposed upon it hereunder except with the prior written consent of AllCharge. Any use of the Software by any assignment made in violation of the terms of this SECTION 2.3 shall be considered as the violation of the copyright of AllCharge in the AllCharge Software.

          2.4. OWNERSHIP. Licensee acknowledges that, as between Licensee and AllCharge, all right, title, and interest in the AllCharge Software and all Confidential Information (as defined below) related to the AllCharge Software and AllCharge's business, regardless of form, including all copyrights and other intellectual property rights pertaining thereto (whether owned by AllCharge or licensed to AllCharge from a third party) (collectively, "AllCharge IP"), are and shall remain vested in AllCharge or its licensor(s). Licensee does not claim any ownership or other proprietary rights in or to any AllCharge IP. Except as expressly set forth herein, Licensee may not modify the Source Code (as defined below) of the AllCharge Software without AllCharge's prior written approval.

          2.5. MAINTENANCE. From and after the Software Acquisition Date, AllCharge will provide support and Maintenance in accordance with APPENDIX D for the maintenance fee described in APPENDIX G.

          2.6. ADDITIONAL RIGHTS. In addition to, and not in limitation of, the other rights granted Licensee hereunder, AllCharge grants to Licensee a worldwide, non-exclusive, non-transferable, non-assignable, limited license to:

               2.6.1.  access,   perform,   display   and  use,  to  the  extent
contemplated  by  this  Agreement,   the  AllCharge  Software  residing  on  the
Transaction Server;

               2.6.2. subject to a Vendor agreement, and if requested by the Company, distribute the Pricing Wizard(TM) to Vendors;

               2.6.3. provide access to End Users to the AllCharge Software residing on the Transaction Server; and

               2.6.4. otherwise use the AllCharge Software in accordance with the terms of this Agreement.

          2.7. MARKS. AllCharge hereby grants to Licensee during the term of this Agreement and the Post-Termination Period, if any, a worldwide, non-exclusive, limited, non-transferable license to use its Marks as provided to Licensee in either digital or printed format, subject to AllCharge's approval, solely for the purpose of complying with the requirements described by this Agreement. Except as provided herein, no licenses of AllCharge's Marks is granted or implied under this Agreement.


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          2.8. END USER DATA.  Licensee shall own all right,  title and interest in all End User data and other information obtained by Licensee or AllCharge in connection with the parties' performance of their obligations under this Agreement, which data and information shall constitute Company Confidential Information within the meaning of SECTION 11.1 of this Agreement. Consequently, the Company accepts all responsibilities and liabilities resulting from the maintenance and use of this data. AllCharge shall not, by virtue of this Agreement or otherwise, obtain any ownership interest in or license to any such data or information, nor shall AllCharge use any such data or information except in connection with the performance by AllCharge of its obligations under this Agreement.

     3. ESCROW OF SOURCE CODE. The parties agree that concurrent with the execution of this Agreement or promptly thereafter, the parties shall enter into a mutually agreeable Escrow Agreement pursuant to which AllCharge shall deposit the Source Code into an escrow account, which Escrow Agreement shall be substantially in the same form as APPENDIX E attached hereto. The Company shall be responsible for all costs of establishing and maintaining the escrow account. The Escrow Agreement shall provide, among other things, that Licensee may exercise its rights provided in this Agreement with respect to, and the escrow agent shall release from escrow and deliver to Licensee one complete copy of, the Source Code upon and after the occurrence of any of the following events (each referred to as an "Access Event"), but not prior to the occurrence of an Access Event:

          3.1. AllCharge is adjudged insolvent or makes a general assignment for benefit of creditors;

          3.2. The filing of a petition by or against AllCharge for relief under Title 11 of the United States Code which petition is not dismissed within a period of sixty (60) days;

          3.3. The appointment of a receiver or other custodian for the business or assets of AllCharge;

          3.4. A  duly  authorized   officer  of  AllCharge  admits  in  writing
AllCharge's inability to pay its debts generally as they become due;

          3.5. Licensee shall receive a finding made in an arbitration proceeding conducted pursuant to SECTION 13.2 below, that (i) AllCharge has failed to provide Maintenance as provided in SECTION 2.5 above, and such failure was not cured within ten (10) days following written notice from Licensee, or
(ii)  AllCharge  has failed to install  the  AllCharge  Software  as provided in
SECTION 6 below, and such failure was not cured within ten (10) days following written notice from Licensee, or (iii) prior to the Software Acquisition Date, AllCharge has ceased to provide End Users with the ability to make payments for the acquisition of digital content via the Company's Technology for forty-eight
(48) consecutive hours or for seventy-two (72) hours in any seven (7) day period.

     The Escrow Agreement shall provide that, following release of the Source Code, Licensee may use the Source Code to (i) provide its own maintenance and support of the AllCharge Software in a manner consistent with the maintenance provisions set forth on APPENDIX D, and (ii) make enhancements and changes to the Source Code for Licensee own


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internal use. In no case shall the AllCharge  Software be transferred,  sold, or licensed to or in any other way made available for commercial use by any third party except as expressly provided in this Agreement. The AllCharge IP remains with AllCharge in any event.

     4.   ALLCHARGE SERVICES.

          4.1. Commencing on the Effective Date and continuing until a date, if ever, specified by the Company in writing as the date that the Company desires to acquire a license to the AllCharge Software and host it on the Company's own servers (the "Software Acquisition Date"), which date may not be within the initial three (3) months following the Effective Date (the "Trial Period"), AllCharge shall provide the Company with the AllCharge Services. During the Trial Period, AllCharge shall provide the AllCharge Services using a Community Server, and following expiration of the Trial Period and until the Software Acquisition Date, AllCharge shall, to the extent requested by Licensee, provide the AllCharge Services using a Dedicated Server; provided, however, that as a condition to AllCharge providing the AllCharge Services using a Dedicated Server, Licensee shall (i) supply AllCharge with a Dedicated Server with such specifications (including necessary software) as are necessary for provision of the AllCharge Services, and (ii) pay to AllCharge an additional fee of $3,500 per month, payable in arrears on the last day of each month during which such services are provided using the Dedicated Server, pro rated for any partial month. The Company shall have no obligation to cause the Software Acquisition Date to occur.

          4.2. ALLCHARGE  OBLIGATIONS.  During  the  period  that  AllCharge  is
providing  the  AllCharge  Services,   and  in  addition  to  AllCharge's  other
obligations under this Agreement, AllCharge shall:

               4.2.1. Use commercially reasonable efforts to assure that the AllCharge Software is available on an uninterrupted, 24 hours a day basis to enable End Users to purchase digital content via the Company Technology.

               4.2.2. Use its best efforts to assure that the AllCharge Software performs in substantial conformity to the AllCharge Software documentation.

               4.2.3. Provide the Company with the AllCharge Maintenance and support services per Appendix D.

               4.2.4. Use its best efforts to assure that the data transmitted from End Users to AllCharge will be transmitted in a timely manner to the Company, or its designee, as described in the AllCharge Software documentation.

               4.2.5. Comply with all applicable federal, state and local laws, executive orders, rules, regulations, codes and ordinances that may be applicable to AllCharge's performance of its obligations under this Agreement, and all relevant provisions thereof are incorporated herein by this reference.

               4.2.6. Protect all End User data that may have been collected and/or is being held by AllCharge, using data encryption, data security and network security that are in line with "best practice" policies used by typical payment processor companies.


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               4.2.7. Notify the Company  within 24 hours of  becoming  aware of
any  compromise  to   AllCharge's   network  or  computers  that  may  allow  an
unauthorized party to gain access to confidential End User or Company data, or that might affect operation of the Company's payment system.

          4.3. COMPANY   OBLIGATIONS.   During  the  period  that  AllCharge  is
providing the AllCharge Services, and in addition to the Company's other obligations under this Agreement, the Company shall:

               4.3.1. Provide AllCharge with access to all Company data required for AllCharge to fulfill its obligations hereunder.

               4.3.2. Notify AllCharge promptly of any bugs in the AllCharge Software or other unresolved technical problems arising in connection with the installation or use of the AllCharge Software.

               4.3.3. Not make any contracts or commitments on behalf of AllCharge or make any warranties or other representations regarding the AllCharge Software other than those authorized in this Agreement or by AllCharge in a separate writing.

          4.4. END  USER  AGREEMENT.  The  Company  agrees  that  the  End  User
Agreement shall govern the relationship between AllCharge and End Users with respect to making micro-payments for digital content using the AllCharge Software if AllCharge is providing the AllCharge Services with respect thereto, and an End User's ability to access the AllCharge Software where AllCharge is providing such AllCharge Services is subject to the terms and conditions of the End User Agreement. The Company shall not negotiate the terms of the End User Agreement with any End Users or agree to any conflicting, different or additional terms from those set forth in the End User Agreement without AllCharge's prior written consent. AllCharge may not amend or supplement the End User Agreement without the Company's prior written consent. The provisions of this SECTION 4.4 shall not apply with respect to any End User if AllCharge is not providing the AllCharge Service in connection with the processing of micro-payments by such End User (e.g., following the Hosing Termination Date).

     5. PAYMENT TERMS. As consideration for the AllCharge Software license and the provision by AllCharge of the AllCharge Services, AllCharge shall be entitled to the payments described in this SECTION 5.

          5.1. SET UP FEES. Concurrently with the execution of this Agreement, the Company shall pay AllCharge a one-time fee of $2,500, and within five (5) business days following expiration of the Trial Period, the Company shall pay AllCharge a one-time fee of $5,000.

          5.2. TRANSACTION FEES. Prior to the Software Acquisition Date, AllCharge shall be entitled to the payments described in APPENDIX F, which payments shall be made in the manner described in, and otherwise be subject to the provisions of, APPENDIX F. Following the Software Acquisition Date, if ever, (at which time AllCharge shall no longer be providing AllCharge Services to the Company), AllCharge shall be entitled to the payments described in


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APPENDIX  G,  which  payments  shall be made in the  manner  described  in,  and otherwise be subject to the provisions of, APPENDIX G.

     6.   SOFTWARE INSTALLATION.

          6.1. INSTALLATION DEADLINE. AllCharge agrees to install the AllCharge Software on Licensee's servers within thirty (30) days following written notice by Licensee requesting installation (the date of such notice is referred to herein as the "Installation Commencement Date"); provided that prior to such installation, Licensee's environment must meet AllCharge's requirements as set forth in APPENDIX B. If Licensee's environment does not meet AllCharge's requirements as set forth in APPENDIX B, then AllCharge shall install the AllCharge Software as soon as practicable following satisfaction by Licensee of such environmental requirements.

          6.2. INSTALLATION PHASES. The installation shall be effectuated in four phases, as follows:

               6.2.1. PHASE I.

                      (i) Detail Functional Design (GAP analysis) session, which shall take place prior to the installation of the AllCharge Software, within eight (8) business days from the Installation Commencement Date. AllCharge and Licensee shall produce a mutually approved and duly executed document ("Document I") that describes the results of the session and that of the survey of the appropriateness of Licensee's environment under SECTION 6.1.

                      (ii) Document I shall include whether AllCharge shall have to implement or install any other application or services additional to the AllCharge Software (e.g. routers, programs, facilities), and if applicable, the terms and conditions of a license to these additional applications/services, which authorizes Licensee to use the said additional applications and services in full accordance with the license granted under this Agreement. If any new licenses are required, Document I shall be qualified as a supplement to the Agreement once agreed upon and executed by both parties.

               6.2.2. PHASE II.

                      (i) AllCharge will work with Licensee to install and connect to Licensee's platform of choice the AllCharge Software for test and demonstration purposes only.

                      (ii) This installation shall connect any digital content providers of Licensee's choice to an online payment platform installed as requested by Licensee and connected to a payment channel of Licensee's choice. This installation will simulate in a live environment the complete sales cycle as approved by Licensee. During this installation, an AllCharge project manager shall be available to Licensee at no additional charge to Licensee. Upon Licensee's request, AllCharge personnel will be available to personally meet with Licensee and selected content providers directed by Licensee, to instruct, troubleshoot and ultimately install the system at their sites (CP Gateway). In parallel, AllCharge shall train the appropriate Licensee personnel.


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                      (iii)Following  Licensee's written  notice of a successful test and demonstration, AllCharge and Licensee shall cooperate to produce a mutually approved and duly executed document ("Document II") that describes the test results and defines Licensee's requirements.

               6.2.3. PHASE III. After completing a successful Phase II, AllCharge shall work with Licensee on the implementation of a live pilot system for a limited market trial (closed user group). AllCharge and Licensee shall cooperate to produce a mutually approved and duly executed document ("Document III") that describes the result of this Phase III installation and defines Licensee's final requirements.

               6.2.4. PHASE IV.

                      (i) After Licensee's written confirmation of successful completion of Phase III, AllCharge shall work with Licensee to complete the installation and customization of the AllCharge Software to meet the requirements included in Document III. AllCharge and Licensee shall cooperate to produce a mutually approved and duly executed document ("Document IV") that describes the result of this Phase IV installation and includes Licensee's final acceptance and/or a list of defects to be eliminated.

                      (ii) If Document IV includes the declaration of acceptance
of  Licensee,   the  installation  and   customization   shall  be  regarded  as
successfully completed.

          6.3. PROVISION OF ALLCHARGE SERVICES DURING INSTALLATION. Notwithstanding anything in this Agreement to the contrary, if requested by Licensee, AllCharge shall continue to provide the AllCharge Services to Licensee during all phases of installation of the AllCharge Software provided for in this
SECTION 6, notwithstanding occurrence of the Software Acquisition Date if such installation is not then complete. Such services shall be provided to Licensee in the same manner and on the same terms that such services were being provided to Licensee immediately prior to commencement of installation. AllCharge acknowledges and agrees that it is Licensee's intent to have continuous access to the AllCharge Services up to the moment that Licensee is able to provide such services internally (i.e., completion of Phase IV).

     7.   TERM AND TERMINATION.

          7.1. TERM. This Agreement shall commence on the Effective Date and shall remain in full force and effect unless terminated as provided herein. If not terminated under the terms of this Agreement, this Agreement shall remain in full force and effect for the full term of protection of the AllCharge Software. The parties may at any time terminate this Agreement with their mutual written consent. The Company may unilaterally terminate this Agreement at any time without cause by providing sixty (60) days prior written notice to AllCharge stating such termination. If either party materially breaches any of the provisions of this Agreement, and such breach is not cured within thirty (30) days of receipt of written notice of the breach, then the non-breaching party shall have the option of immediately terminating this Agreement.

          7.2. POST-TERMINATION PERIOD. Upon termination of this Agreement by AllCharge for any reason set forth in SECTION 7.1, at the Company's option it shall be granted a six (6) month period to find a viable solution to replace the AllCharge Services and AllCharge


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Software (the "Post-Termination  Period").  During the Post-Termination  Period,
all rights and obligations of the parties under this Agreement shall remain in full force and effect.

          7.3. EFFECTS OF TERMINATION. Following termination or expiration of this Agreement or the Post-Termination Period, (a) all outstanding amounts under this Agreement shall be promptly remitted to the appropriate party; (b) the Company shall promptly cease all uses of the AllCharge Software, remove all copies from any equipment on which they have been installed, return, or at AllCharge's request destroy, all such AllCharge Software together with all copies and related materials, and provide AllCharge with written certification of the foregoing; and (c) the license and all other rights and obligations of the parties shall immediately terminate, except for SECTIONS 1, 2.4, 5, 9, 10, 11, 13, 15, and this SECTION 7, which provisions shall survive.

     8.   LIMITED WARRANTY.

          8.1. MEDIA WARRANTY. AllCharge warrants that the media on which the AllCharge Software are furnished shall be free from defects in materials and workmanship under normal use for a period of ninety (90) days from the date of delivery to the Company, as evidenced by the Company's receipt.

          8.2. SOFTWARE WARRANTY. AllCharge represents and warrants that the AllCharge Software, and installation and any customizations of the AllCharge Software done by or on behalf of AllCharge or its contributors: (i) fulfils any and all of the functions described in the Technical White Paper attached as APPENDIX H and any requirements set forth in this Agreement; and (ii) shall have an uptime with full functionality no less than 99.5%, excluding any scheduled downtime for maintenance pre-approved by the Company. AllCharge represents and warrants that it owns all proprietary rights in the AllCharge IP necessary to perform its obligations under this Agreement, including granting to the Company access to and use of the AllCharge IP. AllCharge represents and warrants that no part of the AllCharge IP violates the intellectual property or other rights of any third party, and the usage granted under this Agreement does not violate any statute, charter, by-laws or any contractual agreement AllCharge has entered or will enter into in the future.

          8.3. FREEDOM TO OPERATE. AllCharge represents and warrants that the operation of the AllCharge Software for the purposes provided by AllCharge does not require any licenses, permits or approvals from any state or federal government or regulatory agency or any other third parties.

          8.4. SOLE WARRANTIES. Except as expressly set forth in this Agreement, AllCharge makes no (and hereby disclaims all) other warranties or representations, whether written or oral, express, implied, or statutory, with respect to the subject matter hereof, including any implied warranties of merchantability, or fitness for a particular purpose.

     9.   LIMITATION OF LIABILITY.

          9.1. EXCEPT FOR CLAIMS ARISING UNDER SECTION 10 OF THIS AGREEMENT, IN NO EVENT SHALL ALLCHARGE, ITS AFFILIATES, SUPPLIERS OR DEALERS, OR ANY OF THEIR OFFICERS, DIRECTORS, EMPLOYEES OR REPRESENTATIVES, BE LIABLE TO THE COMPANY FOR ANY INDIRECT, SPECIAL,

INCIDENTAL OR CONSEQUENTIAL DAMAGES, INCLUDING ANY LOST PROFITS, LOST SAVINGS, OR OTHER DAMAGES ARISING OUT OF THE USE OR INABILITY TO USE THE ALLCHARGE SOFTWARE EVEN IF ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

          9.2. EXCEPT FOR CLAIMS ARISING UNDER SECTION 10 OF THIS AGREEMENT, IN NO EVENT SHALL THE COMPANY OR ITS AFFILIATES OR ANY OF THEIR RESPECTIVE
OFFICERS, DIRECTORS, EMPLOYEES OR REPRESENTATIVES, BE LIABLE TO ALLCHARGE FOR ANY INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, INCLUDING ANY LOST PROFITS, LOST SAVINGS, OR OTHER DAMAGES ARISING UNDER THIS AGREEMENT EVEN IF ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

          9.3. EXCEPT FOR CLAIMS ARISING UNDER SECTION 10, IN NO EVENT SHALL ALLCHARGE, ITS AFFILIATES, SUPPLIERS OR DEALERS, OR ANY OF THEIR OFFICERS, DIRECTORS, EMPLOYEES OR REPRESENTATIVES, BE LIABLE TO THE COMPANY FOR UNAUTHORIZED INTERCEPTION OR USE OF DATA RELATING TO THE COMPANY OR THE ALLCHARGE SERVICES; ANY INABILITY TO USE OR ACCESS THE ALLCHARGE SERVICES, INCLUDING THE ALLCHARGE WEB-BASED SELF CARE SYSTEM CURRENTLY CALLED INCHARGE(TM); ANY ACTIONS OR TRANSACTIONS BY AN INDIVIDUAL THAT USES ANOTHER END USER'S NAME AND PASSWORD; OR ANY CAUSE OVER WHICH ALLCHARGE DOES NOT HAVE DIRECT CONTROL, INCLUDING PROBLEMS ATTRIBUTABLE TO COMPUTER HARDWARE OR SOFTWARE (INCLUDING COMPUTER VIRUSES), TELEPHONE OR OTHER COMMUNICATIONS, OR INTERNET SERVICE PROVIDERS.

     10.  INDEMNIFICATION.

          10.1.MUTUAL INDEMNIFICATION. Each party agrees to indemnify the other party, its shareholders, directors and officers, from and against any claims, liabilities, losses, damages, judgments, settlements, costs and expenses (including reasonable attorneys' fees) (any or all of the foregoing hereinafter referred to as "Losses") insofar as such Losses are based on, arise out of, or are related to a breach by such party of any covenant, representation, warranty or agreement made by it herein.

          10.2.COMPANY INDEMNIFICATION. The Company agrees to indemnify and hold AllCharge harmless from all Losses based upon, arising out of, or related to: (1) any actions or claims by the Company's customers unrelated to any breach by AllCharge of a representation, warranty, covenant or agreement hereunder; (2) any breach of the Company's duties and obligations to third parties unrelated to any breach by AllCharge of a representation, warranty, covenant or agreement hereunder; and/or (3) any representation or warranty made by the Company to third parties regarding the AllCharge Software or related products and modules inconsistent with information provided to the Company from AllCharge.

          10.3.ALLCHARGE  INDEMNIFICATION.  AllCharge  agrees to  indemnify  and hold the Company, its shareholders, directors and officers, as well as any digital service provider entering into contractual relationship with the Company and the Company's customers harmless, from and against any Losses based upon, arising out of, or related to: (1) AllCharge's breach of its duties and obligations under this Agreement; (2) any representation or warranty made by AllCharge to the Company or third parties regarding the AllCharge Software or related products and modules; and/or (3) any claim brought against the Company that the AllCharge Software infringe a third party's intellectual property or any other proprietary rights.

     11.  CONFIDENTIALITY.

          11.1.CONFIDENTIAL INFORMATION. "Confidential Information" means (i) with respect to AllCharge, the AllCharge Software and related documentation and any complete or partial copies thereof, and any other information identified or reasonably identifiable as confidential information of AllCharge ("AllCharge Confidential Information"); and (ii) with respect to the Company, any and all digital service, provider, customer, and client information, any other Transaction Data, and any other information identified or reasonably identifiable as the confidential information of the Company ("Company
Confidential Information"), provided that, any information which (a) is or becomes publicly available through no act or failure of the other party; or (b) was or is rightfully acquired by the other party from a source other than the disclosing party prior to receipt from the disclosing party; or (c) becomes independently available to the other party as a matter of right, shall not be considered AllCharge Confidential Information or Company Confidential Information, as the case may be. "Transaction Data" shall mean all data and information derived from the use of the AllCharge Software by the Company and the Company's customers and End Users, including: (v) all user information and subscription information, (w) all transaction information including the number of transactions completed using the AllCharge Software, (x) types of transactions undertaken by customers and other users, (y) transaction fees and subscription fees charged and received by the Company from subscribers, advertisers and users, and (z) all information received from customers, users and subscribers of the Company or the Company's customers.

          11.2.CONFIDENTIALITY. In order to protect the rights of AllCharge and the Company in their respective Confidential Information, AllCharge and the Company each independently agree as follows:

               11.2.1. Neither party shall, without the other party's prior written consent, disclose, provide, or make available any of the Confidential Information of the other party in any form to any person, except to bona fide employees, officers, directors, or consultants of such party whose access is necessary to enable such party to exercise its rights hereunder, or use any of the Confidential Information of the other party in any manner other than as expressly contemplated by this Agreement. Each party agrees that prior to disclosing any Confidential Information of the other party to any consultant, it will obtain from that consultant a written acknowledgment that such consultant will be bound by the same terms as specified in this SECTION 11 with respect to the Confidential Information.

               11.2.2. The Company and AllCharge acknowledge that any disclosure to third parties of Confidential Information may cause immediate and irreparable harm to the owner of the disclosed Confidential Information; therefore, each party agrees to take all reasonable steps and the same protective precautions to protect the Confidential Information from disclosure to third parties as with its own proprietary and confidential information.

     12. PUBLICITY. AllCharge shall have the right, following the Company's prior written approval, to identify the Company as a customer for marketing and promotional purposes, and as required by applicable laws, rules and regulations. Promptly following execution of this Agreement, the parties shall issue a mutually approved press release discussing the intent of this Agreement.

     13.  GOVERNING LAW AND DISPUTE RESOLUTION.

          13.1.GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to its conflicts of law principles.

          13.2.DISPUTE RESOLUTION. The Parties agree that any dispute, controversy or claim arising out of or relating to this Agreement, or the performance, breach, termination, or invalidity thereof, which cannot be settled amicably within thirty (30) days after receipt by one party of the other party's request to do so, shall be settled by arbitration before the Court of Arbitration, in accordance with the Rules of Arbitration ("Rules") of the American Arbitration Association. There shall be an arbitration panel consisting of three (3) arbitrators. AllCharge and the Company each shall appoint one arbitrator in accordance with the Rules. The two named arbitrators shall then appoint the third arbitrator who shall act as the final member of the arbitration panel. If the arbitrators are unable to agree on a third arbitrator within a period of one month following their appointment, the third arbitrator shall be appointed by the Court of Arbitration in accordance with the Rules. The place of arbitration shall be Los Angeles, California. The arbitration proceedings shall at all times be conducted in the English language. The parties hereto agree that the majority decision of the arbitrators shall be final and binding and shall be enforceable in any court of competent jurisdiction.

     14. EUROPEAN COMMUNITY COMPLIANCE. If the AllCharge Software is used within a country of the European Community, nothing in this Agreement shall be construed as restricting any rights available under the European Community Software Directive, O.J. Eur. Comm. (No. L. 122) 42 (1991).

     15.  GENERAL.

          15.1.RELATIONSHIP OF THE PARTIES. This Agreement does not constitute and is not to be construed as constituting a partnership or joint venture between AllCharge and the Company. Neither party has any right or authority to obligate or bind the other party in any manner nor will they represent that they have the ability to do so.

          15.2.SEVERABILITY. If any provision of this Agreement or the application thereof by or to any party or circumstance shall become invalid, illegal or unenforceable to any extent, the remainder of this Agreement and the application thereof shall not be affected and shall be enforceable to the fullest extent permitted by law.

          15.3.WAIVER. Failure or inability of either party to enforce any right hereunder shall not waive any right with respect to any other future rights or occurrences.

          15.4.NOTICES. All legal notices required herein shall be in writing addressed to the respective parties at the address first listed above and shall either be (i) personally delivered, (ii) transmitted by postage prepaid certified mail, return receipt requested, (iii) transmitted by nationally recognized private express courier, or (iv) sent by telecopier or facsimile transmission, and shall be deemed to have been given on the date of receipt. Either party shall have the right to change its address for purposes hereof by written notice to the other in accordance with the provisions of this SECTION 15.4.

          15.5.COOPERATION IN DRAFTING. All parties have cooperated in the drafting and preparation of this Agreement, and it will not be construed more favorably for or against any party.

          15.6.INTEGRATION. For the avoidance of doubt, the recitals and appendices of this Agreement shall be fully integrated into this Agreement and be binding in full force and effect.

          15.7.COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which, including any executed facsimile copies thereof, shall be deemed an original, but all of which together shall constitute one and the same Agreement.

          15.8.ENTIRE AGREEMENT. Each party acknowledges that it has read this agreement, including its appendices, understands it, and agrees to be bound by its terms and conditions. Each party further agrees that this agreement and its appendices together constitute the complete and exclusive statement of the agreement between the parties, which supercedes any proposal or prior agreement, oral or written, and any other communications between the parties relating to the subject matter of this agreement. No other agreements shall be effective to change, modify or terminate this agreement in whole or in part unless in writing, specifically referencing this agreement and duly signed by an authorized representative of each party.

     By signing below, each party respectively expressly acknowledges and agrees to the terms set forth in this Agreement.

ALLCHARGE, INC.                           BRILLIANT DIGITAL ENTERTAINMENT, INC.

Name:   SAREL TAL                          Name:   ROB CHMIEL
      ------------------------------             -------------------------------

Title:  GENERAL MANAGER                   Title:   CHIEF FINANCIAL OFFICER
      ------------------------------             -------------------------------

Signature: /S/ SAREL TAL                  Signature: /S/ ROB CHMIEL
          --------------------------                ----------------------------

                                   APPENDIX A

                         ALLCHARGE SOFTWARE DESCRIPTION



     AllCharge develops a platform for charging end users for content provided online through the Internet. The product is offered to merchants who wish to provide content to users for a price. AllCharge's technology main concept is an API that allows merchants to directly post authorizations and transactions directly to the billing system, to track and secure all financial transactions for the merchant, and to provide the customer with a front-end customer care web interface.



     The billing system is written in ASP and C++ running against an Oracle 8i Database on the Windows 2000 Server platform. Merchants post transactions through a secure IIS http POST transaction. The billing system authorizes payment methods (credit cards, prepaid cards, etc.), creates user accounts, authorizes and tracks purchases, manages the secure transfer of funds between merchants, royalty accounts, the customer, and AllCharge, settles billed amounts during bill cycle end periods, generates reports, and provides a customer care front-end through an ASP-based application called InCharge.

                                   APPENDIX C

                               END USER AGREEMENT




               ALLCHARGE IS COMMITTED TO MAKING YOUR MEMBERSHIP WORTHWHILE. Having you as a member is important to us. For that reason, AllCharge has instituted a membership policy designed to make your experience with AllCharge enjoyable. AllCharge policies and practices can be accessed on any page requesting personal information, at InCharge, our account management service and at WWW.ALLCHARGE.COM.

               ALLCHARGE MEMBERSHIP AGREEMENT.
               AllCharge, its affiliates and merchant partners, provide services to you subject to this Agreement, which incorporates the AllCharge Privacy Policy and Return Policy. Please read this Agreement carefully because by creating an AllCharge account, you are subject to the terms and conditions detailed in it. For questions about specific transactions, check the FAQ or email us at: INFO@ALLCHARGE.COM.

               PAYING FOR PURCHASES.
               As a member of AllCharge, you are charged on a monthly basis for all of your transactions during the previous billing period. AllCharge collects these payments using whatever payment method you have chosen. Your InCharge account management system gives you access to your transaction history 24/7.

               USE AND ABUSE OF ALLCHARGE.
               Once you create an AllCharge account, you are agreeing not to abuse the AllCharge service. Abuse includes, but is not limited to, guessing other people's username/password combinations and hacking their accounts, using the service in a way which infringes on any content merchant's intellectual property rights, reselling or commercially exploiting the AllCharge service, or using the service for criminal purposes. Furthermore, AllCharge allows you to contest charges and seek refunds for unsatisfactory purchases. However, AllCharge reserves the right to restrict the privileges or terminate the account of anyone seeking refunds on improper grounds.

               ALLCHARGE ACCESS.
               Access to AllCharge and your InCharge account management service is subject to interruption. In most cases, interruptions are for service upgrades. AllCharge is not responsible for any consequential damages to the content purchased other than those defined in the AllCharge Return Policy.

               USERNAME AND PASSWORD.
               Your account is protected by a username and password, which are both chosen by you. You are solely responsible for retaining the confidentiality of your username and password. If you believe the security of your username and password is compromised, you are responsible for changing them immediately at InCharge. You remain liable for any unauthorized use of the AllCharge system until your username and/or password is changed, or until you notify AllCharge of the problem.

               RESPECTING INTELLECTUAL PROPERTY RIGHTS.
               As an AllCharge member, you must respect the intellectual property rights of the AllCharge content merchants, and any other owner of intellectual property who has protected property that appears on any web site and/or dialogue box accessed through AllCharge. Except for material in the public domain, all material displayed in association with AllCharge is copyrighted. Except for personal, non-commercial use, you may not copy, redistribute, or download, in whole or in part, such materials without prior consent of the copyright owner.

               AllCharge retains the intellectual property rights on the AllCharge solution, as a whole. These rights extend to any and all protectable components of the service, including, but not limited to, service-related documentation, the look-and-feel of the user interfaces, as well as the name of the service. Content merchants are independently owned and operated. Their intellectual property policies may differ and you are bound by each as you visit their respective sites. It is solely your responsibility to read the rules and service agreements at each content merchant site.

               LIMITATION OF LIABILITY FOR CONTENT PURCHASES.
               NEITHER ALLCHARGE NOR ITS SUPPLIERS OR DISTRIBUTORS GUARANTEE OR WARRANT THE ACCURACY, COMPLETENESS, TIMELINESS, MERCHANTABILITY, OR FITNESS FOR A PARTICULAR PURPOSE OF ANY INFORMATION ACQUIRED THROUGH USE OF THE ALLCHARGE SERVICE. YOU ACKNOWLEDGE THAT EVERY BUSINESS OR PERSONAL DECISION, TO SOME DEGREE OR ANOTHER, REPRESENTS AN ASSUMPTION OF RISK. NEITHER ALLCHARGE NOR ITS SUPPLIERS OR DISTRIBUTORS UNDERWRITE OR ASSUME YOUR RISK IN ANY MANNER WHATSOEVER. NEITHER ALLCHARGE NOR ITS SUPPLIERS OR DISTRIBUTORS ARE LIABLE TO YOU FOR ANY LOSS OR INJURY ARISING OUT OF OR CAUSED, IN WHOLE OR PART, BY ANY INFORMATION ACQUIRED THROUGH THE ALLCHARGE SYSTEM.

               LIMITATION OF LIABILITY FOR USING ALLCHARGE.
               USE OF ALLCHARGE IS ENTIRELY AT YOUR OWN RISK. NEITHER ALLCHARGE NOR ITS SUPPLIERS OR DISTRIBUTORS ARE RESPONSIBLE TO YOU OR TO ANY THIRD PARTY FOR ANY DIRECT OR INDIRECT, CONSEQUENTIAL, SPECIAL OR PUNITIVE DAMAGES OR LOSSES YOU MAY INCUR IN CONNECTION WITH ALLCHARGE, YOUR USE THEREOF, OR ANY OF THE MATERIALS TRANSMITTED THROUGH OR RESIDING ON OUR SYSTEM, REGARDLESS OF THE TYPE OF CLAIM OR THE NATURE OF THE CAUSE OF ACTION, EVEN IF ALLCHARGE HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGE OR LOSS. ANY LIABILITY OF ALLCHARGE, ITS SUPPLIERS OR DISTRIBUTORS INCLUDES, WITHOUT

               LIMITATION, ANY LIABILITY FOR DAMAGES CAUSED OR ALLEGEDLY CAUSED BY ANY FAILURE OF PERFORMANCE, ERROR, OMISSION, INTERRUPTION, DELETION, DEFECT, DELAY IN OPERATION, OR TRANSMISSION, WHETHER FOR BREACH OF CONTRACT, TORTUOUS BEHAVIOR, NEGLIGENCE, OR UNDER ANY OTHER CAUSE OF ACTION AND IS STRICTLY LIMITED TO THE AMOUNT COLLECTED FROM THE CUSTOMER AND RETAINED BY ALLCHARGE IN THE PRECEDING 12 MONTHS.

               TERMINATION OF YOUR ALLCHARGE ACCOUNT.
               Either you or AllCharge may terminate your account at any time, for any reason. You may do so through InCharge. AllCharge will notify you by email if your account is terminated. You are liable for any charges incurred prior to the termination of your account. In the case of Family Accounts, termination of the main account automatically results in termination of the sub-accounts associated with it.

               VIEWS EXPRESSED BY CONTENT MERCHANTS OR OTHER THIRD PARTIES.
               All views and opinions expressed by any content merchant or third party in association with AllCharge are those of the content merchants and/or third parties and not of AllCharge, therefore, they should not be perceived as such.

               INCORPORATION OF TERMS AND POLICIES.
               This Agreement, including the AllCharge Privacy and Return Policies and any additional legal terms and conditions, is accepted upon registration with AllCharge. AllCharge retains the right to amend this agreement upon notice.

               LAW.
               This Agreement is governed by and construed in accordance with the laws of the State of New York, without regard to its conflict of laws rules. Any legal action arising out of this Agreement shall be litigated and enforced under the laws of the State of New York. Registration with AllCharge shall be construed to mean that you agree to submit to the jurisdiction of the courts of the State of New York and that any legal action pursued by you shall be within the exclusive jurisdiction of the courts of the State of New York.


               (C) Copyright 2001. AllCharge, Inc. All Rights Reserved.

                                   APPENDIX D

                             MAINTENANCE AND SUPPORT

     1. DEFINITIONS. For purposes hereof, the following definitions will apply:

          (a) "Class 1 Error" means an Error, which results in an Outage, renders continued use of the AllCharge Software commercially unfeasible, or a Critical Agent fails which Licensee is unable to immediately cure.

          (b) "Class 2 Error" means an Error, which makes continued use of the AllCharge Software seriously inconvenient and substantially reduces its value to Licensee or convenience to Licensee's end users.

          (c) "Class 3 Error" means all other Errors, and, in particular, all documentation shortcomings and deviations and cosmetic errors that do not have the economic consequences defined for Class 1 and Class 2 Errors shall be deemed Class 3 Errors.

          (d) "Corrections" means changes made in the AllCharge Software and/or documentation by AllCharge to correct Errors in the AllCharge Software and/or documentation.

          (e) "Critical Agent" means any material or integral aspects or functions of the AllCharge Software, including as set forth in this Agreement.

          (f) "Error" means any error, problem, or defect resulting from an incorrect functioning of the AllCharge Software, if such an error, problem, or defect renders the AllCharge Software inoperable, causes the AllCharge Software to fail to meet the specifications thereof in any material respect, or causes the AllCharge Software or documentation to be inaccurate or incomplete in any material respect.

          (g) "Extension" means an addition to the AllCharge Software, which does not require a Modification.

          (h) "Maintenance" means any modifications or revisions to the AllCharge Software needed to maintain the AllCharge Software in operative condition, to correct Errors, and to provide other incidental updates and corrections.

          (i) "Modification" means a change to the AllCharge Software requested by Licensee which changes the Source Code and is not generally supplied by AllCharge to its licensees of the AllCharge Software.

          (j) "Outage" means any interruption, discontinuance, or technical failure (taken individually or together), other than as set forth immediately below, that results in the unavailability of the Critical Agents to at least 99.5% of Licensee's customer base. An Outage does not include a temporary planned unavailability for the purpose of allowing AllCharge to make any necessary Corrections, Modifications or Extensions to the AllCharge Software.

          (k) "Patches" mean any patches, fixes or other updates designed and released by or on behalf of AllCharge to correct any Errors in the AllCharge Software or otherwise enhance or provide any additional functionality to the AllCharge Software which are not deemed Releases.

          (l) "Releases" mean new versions of the AllCharge Software or additions to the AllCharge Software issued by AllCharge from time to time to any other licensees of the AllCharge Software by AllCharge, either without charge or pursuant to standard maintenance provisions, including enhancements and/or corrections of errors.

          (m) "Use" means to load, execute, employ, utilize, store or display the AllCharge Software. Use is deemed to occur on the Designated Server(s) where any such processes occur and at any computer terminal or workstation that initiates or is activated by these processes.

     2. INCLUDED SUPPORT - "MAINTENANCE PERIOD". During the term of this Agreement, AllCharge shall provide the following support to Licensee free of charge once a monthly level of $50,000 processing fees has been reached. Notwithstanding the foregoing, for no additional charge AllCharge shall be required to provide the Company with technical service support only during the hours of 8:00 a.m. to 6:00 p.m. Pacific Standard Time, Monday through Friday (excluding holidays on which banks in New York are closed). At all other times, AllCharge shall provide the Company with on-call, technical service support for an additional fee of $150 per hour once Phase IV has been reached.

          (a) AllCharge shall provide telephone support consisting of, without limitation, answers to Licensee's questions concerning use of the AllCharge Software, assistance in solving problems encountered in Licensee's use of the AllCharge Software and for the reporting and correction of suspected Errors ("Support") within "Maintenance Period". Maintenance shall be provided as set forth below.

          (b) AllCharge shall provide to Licensee and keep current, a list of persons and telephone numbers ("Calling List") for Licensee to contact for Support. Such Calling List shall include: (1) the first person to contact for the answer or assistance desired, and (2) the persons in successively more responsible or qualified positions to provide the answer or assistance desired.

          (c) If Licensee desires Maintenance, Licensee shall contact AllCharge's telephone Support service in accordance with the Calling List. AllCharge shall make best efforts to respond to Licensee's initial telephone call with off-site telephone consultation, assistance and advice relating to Support of the AllCharge Software within two (2) hours of Licensee's first call for Maintenance or, as to requests for assistance not involving suspected Class 1 or 2 Errors, within thirty (30) minutes after the start of the next day and, in any event, AllCharge shall respond within one hour of such allowed response times. If AllCharge fails to so respond; or if Licensee is unable, after three or more calls within a fifteen (15) minute period, to reach AllCharge's telephone Support service; or if the designated person from the Calling List is not available when Licensee makes contact with AllCharge to obtain consultation and assistance, then Licensee shall attempt to contact the next more responsible or qualified person on the Calling List until contact is made and a designated person responds to the call.

          (d) After Licensee reports a suspected Class 1 or 2 Error, AllCharge shall provide a Correction or work around as soon as reasonably possible. AllCharge shall consult with Licensee to convey the severity of the Error. If AllCharge has not diagnosed and corrected a Class 1 or Class 2 Error on the same day as Licensee's initial telephone call, Licensee shall submit to AllCharge a listing of output and such other data as AllCharge may request and is reasonably available to Licensee in order to reproduce operating conditions similar to those present when Licensee detected such Error.

          (e) For Class 1 Errors, AllCharge shall respond, via telephone or otherwise, to Licensee's initial telephone call within thirty (30) minutes of such call, and shall provide a work around reasonable in Licensee's judgment, or a Correction, as soon as practicable, in any event within one day after receipt of output or other documentation of such Error. AllCharge shall, upon Licensee's request, without limitation, assign fully-qualified technicians to work with Licensee until AllCharge provides an acceptable work around in Licensee's reasonable judgment, or a Correction.

          (f) For Class 2 Errors, AllCharge shall provide a work around reasonable in Licensee's judgment, or a Correction, in any event within five days after receipt of output or other documentation of such Error. AllCharge shall, upon Licensee's request, without limitation, assign fully-qualified technicians to work with Licensee during regular business hours until AllCharge provides an acceptable work around in Licensee's reasonable judgment, or a Correction.

          (g) For Class 3 Errors, AllCharge shall correct such Error by modifying the AllCharge Software no later than the tenth day after receipt of output or other documentation of such Error.

     3. EXCEPTIONS TO SUPPORT AGREEMENT. The below items are expressly excluded from the Support and Maintenance and shall, as such, be invoiced at the then current engineering fees, which fees shall not exceed the lowest fees charged by AllCharge to any other third parties:

          (a)  Maintenance of software not provided and integrated by AllCharge;

          (b) Maintenance caused by causes other than normal use or Maintenance caused by a force majeure event (such as, but not limited to fire, flood, failure of electrical power or air-conditioning); and

          (c) Maintenance of the AllCharge Software which is not the most recent Release made available by AllCharge to Licensee shall cease on the first anniversary of the most recent Release made available by AllCharge to Licensee.

     4. TRAINING. Training can be given to Licensee by AllCharge as an additional service which will be invoiced at the applicable training rates then published by AllCharge, which rate shall not exceed the lowest rate charged by AllCharge to any other third parties.

     5.   MODIFICATION AND EXTENSIONS.

          (a)  Licensee may make  Modifications  and  Extensions  for Use of the


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


AllCharge Software under the terms set forth in this Section 5.

          (b)  Licensee  shall  not  make  any  Modification  to  the  AllCharge
Software without AllCharge's prior consent, which consent shall not be unreasonably withheld, and without first offering AllCharge the right to make such Modification at the Customization Fee set forth in this Agreement, which rate shall not exceed the lowest rate charged by AllCharge to any other third parties. In the event that Licensee requests that AllCharge make a Modification to the AllCharge Software and AllCharge declines to make or otherwise does not promptly begin to make the requested Modification, and provided that AllCharge's consents to Licensee making the Modifications, Licensee will be granted access to AllCharge's Application Programming Interfaces/Software Developer Kit, or solely and exclusively to the extent necessary, and for the purposes of, the development of such Modification by the Licensee.

          (c) Licensee shall have the right to make or develop any Extension to the AllCharge Software; provided, however, that if Licensee intends to use a third-party to make such Extension, Licensee shall offer AllCharge the right to make such Extension on the same terms and prices as such third party. No access to the Source Code will be provided in connection with the development by Licensee of an Extension. If Licensee makes any Modifications to the AllCharge Software without AllCharge's prior consent, all representations and warranties of AllCharge set forth in Section 5.3 shall be null and void and of no further force or effect, and all maintenance obligations of AllCharge relating to the AllCharge Software shall immediately terminate.

          (d) Licensee shall have all rights, title, and interest in any Modifications and/or Extensions created hereunder, subject to AllCharge's rights in the AllCharge Software. Notwithstanding the foregoing, Licensee agrees to negotiate in good faith with AllCharge, so that AllCharge might obtain a license for any such Modification(s) and/or Extension(s).

          (e) The parties hereto agree that the granting of any rights, title, or interest to Licensee in any Modification and/or Extension shall not be construed by the parties hereto, or any court of law or equity, to mean that AllCharge has granted or given up any rights, title or interest in or to the AllCharge Confidential Information, AllCharge Software or any part thereof.

     6. NEW PATCHES RELEASES. AllCharge shall promptly deliver to Licensee, at no charge, any Patches and/or Releases, along with updates or revisions to technical materials and documentation to the extent that they relate to any such Patch and/or Release. Patches and/or Releases shall be delivered no later than the applicable Patch and/or Release is provided or is otherwise accessible to any other third party by or on behalf of AllCharge.

                                   APPENDIX E

                                ESCROW AGREEMENT

                           PREFERRED ESCROW AGREEMENT

                      Account Number ______________________


This agreement ("Agreement") is effective July 1, 2002__________________, among DSI Technology Escrow Services, Inc. ("DSI"), NewGenPay Inc., a Delaware corporation ("Depositor") and Brilliant Digital Entertainment, Inc., a Delaware corporation ("Preferred Beneficiary"), who collectively may be referred to in this Agreement as the parties ("Parties").

A. Depositor and Preferred Beneficiary have entered that certain Digital Content Merchant Agreement, dated _________, 2002 regarding certain proprietary technology of Depositor (referred to in this Agreement as the "Merchant Agreement").

B. Depositor desires to avoid disclosure of its proprietary technology except under certain limited circumstances.

C. The availability of the proprietary technology of Depositor is critical to Preferred Beneficiary in the conduct of its business and, therefore, Preferred Beneficiary needs access to the proprietary technology under certain limited circumstances.

D. Depositor and Preferred Beneficiary desire to establish an escrow with DSI to
provide  for  the  retention,   administration  and  controlled  access  of  the
proprietary technology materials of Depositor.

E. The parties desire this Agreement to be supplementary to the Merchant Agreement pursuant to 11 United States [Bankruptcy] Code, Section 365(n).


ARTICLE 1  --  DEPOSITS

1.1 OBLIGATION TO MAKE DEPOSIT. Depositor shall deliver to DSI the Source Code (as defined in the Merchant Agreement) at such times as the Source Code is required to be deposited by the Merchant Agreement.

1.2 IDENTIFICATION OF TANGIBLE MEDIA. Prior to the delivery of the Source Code to DSI, Depositor shall conspicuously label for identification each document, magnetic tape, disk, or other tangible media upon which the Source Code is written or stored. Additionally, Depositor shall complete Exhibit A to this Agreement by listing each such tangible media by the item label description, the type of media and the quantity. Exhibit A shall be signed by Depositor and delivered to DSI with the Source Code. Unless and until Depositor makes the initial deposit with DSI, DSI shall have no obligation with respect to this Agreement, except the obligation to notify the parties regarding the status of the account as required in Section 2.2 below.


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


1.3 ACCEPTANCE OF DEPOSIT. When DSI receives the Source Code, DSI will conduct a deposit inspection. At completion of the deposit inspection, if DSI determines that the labeling of the tangible media matches the item descriptions and quantity on Exhibit A, DSI will date and sign Exhibit A and mail a copy thereof to Depositor and Preferred Beneficiary. If DSI determines that the labeling does not match the item descriptions or quantity on Exhibit A, DSI will (a) note the discrepancies in writing on Exhibit A; (b) date and sign Exhibit A with the exceptions noted; and (c) mail a copy of Exhibit A to Depositor and Preferred Beneficiary. DSI's acceptance of the deposit occurs upon the signing of Exhibit A by DSI. Delivery of the signed Exhibit A to Preferred Beneficiary is Preferred Beneficiary's notice that the Source Code have been received and accepted by DSI. Other than DSI's inspection of the Source Code, DSI shall have no obligation to the accuracy, completeness, functionality, performance or non-performance of the Source Code.

1.4  DEPOSITOR'S REPRESENTATIONS.  Depositor represents as follows:

     a. Depositor lawfully possesses all of the Source Code deposited with DSI;

     b. With respect to all of the Source Code, Depositor has the right and authority to grant to DSI and Preferred Beneficiary the rights as provided in this Agreement;

     c. As of the effective date of this Agreement, the Source Code is not the subject of a lien or encumbrance, however, any liens or encumbrances made after the execution of this Agreement will not prohibit, limit, or alter the rights and obligations of DSI under this Agreement;

     d. The Source Code consist of the proprietary technology and other materials identified in the Merchant Agreement; and

     e. The Source Code is readable and useable in their current form or, if any portion of the Source Code is encrypted, the decryption tools and decryption keys have also been deposited.

1.5 AVAILABLE VERIFICATION SERVICES. Upon receipt of a written request from Preferred Beneficiary, DSI and Preferred Beneficiary may enter into a separate proposal agreement pursuant to which DSI will agree, upon certain terms and conditions, to inspect the Source Code for the purpose of verifying its accuracy, completeness, sufficiency and quality ("Verification Proposal Agreement"). Depositor shall reasonably cooperate with DSI by providing its facilities, computer software systems, and technical and support personnel for verification whenever reasonably necessary. If a verification is elected after the Source Code have been delivered to DSI, then only DSI, or at DSI's election, an independent contractor or company selected by DSI, may perform the verification.

1.6 DEPOSIT UPDATES. Depositor shall update the Source Code provided by the Merchant Agreement within sixty (60) days of each release of a new version of the product, which is subject to the Merchant Agreement. Such updates will be added to the existing deposit. All deposit updates shall be listed on a new Exhibit A and Depositor shall sign the new Exhibit A. Each Exhibit A will be held and maintained separately within the escrow account. An independent record will be created which will document the activity for each Exhibit A. The processing of all deposit updates shall be in accordance with Sections 1.2 and 1.3 above. All references in this Agreement to the Source Code shall include the initial Source Code and any updates.

1.7 REMOVAL OF SOURCE CODE. The Source Code may be removed and/or exchanged only on written instructions signed by Depositor and Preferred Beneficiary, or as otherwise provided in this Agreement.

ARTICLE 2  -- CONFIDENTIALITY AND RECORD KEEPING

2.1 CONFIDENTIALITY. DSI shall have the obligation to reasonably protect the confidentiality of the Source Code. Except as provided in this Agreement or any subsequent agreement between the Parties, DSI shall not disclose, transfer, make available, or use the Source Code. DSI shall not disclose the terms of this Agreement to any third party. If DSI receives a subpoena or any other order from a court or other judicial tribunal pertaining to the disclosure or release of the Source Code, DSI will immediately notify the parties to this Agreement unless prohibited by law. It shall be the responsibility of Depositor and/or Preferred Beneficiary to challenge any such order; provided, however, that DSI does not waive its rights to present its position with respect to any such order. DSI will not be required to disobey any order from a court or other judicial tribunal, including, but not limited to, notices delivered pursuant to
Section 7.6 below.

2.2 STATUS REPORTS. DSI will issue to Depositor and Preferred Beneficiary a report profiling the account history semi-annually.

ARTICLE 3  --  RIGHT TO MAKE COPIES

3.1 RIGHT TO MAKE COPIES. DSI shall have the right to make copies of the Source Code as reasonably necessary to perform this Agreement. DSI shall copy all copyright, nondisclosure, and other proprietary notices and titles contained on the Source Code onto any copies made by DSI. With all Source Code submitted to DSI, Depositor shall provide any and all instructions as may be necessary to duplicate the Source Code including, but not limited to, the hardware and/or software needed. Any copying expenses incurred by DSI as a result of a request to copy will be borne by the party requesting the copies. Alternatively, DSI may notify Depositor requiring its reasonable cooperation in promptly copying the Source Code in order for DSI to perform this Agreement.

ARTICLE 4  -- RELEASE OF DEPOSIT

4.1 RELEASE CONDITIONS. As used in this Agreement, "Release Condition" shall mean any uncured event of default specified in Paragraph 3 of the Merchant Agreement.

4.2 FILING FOR RELEASE. If Preferred Beneficiary believes in good faith that a Release Condition has occurred, Preferred Beneficiary may provide to DSI written notice of the occurrence of the Release Condition and a request for the release of the Source Code.

Within five (5) business days of receipt of a written notice, DSI shall provide a copy of the notice to Depositor. DSI will promptly notify the Parties unless DSI acknowledges or discovers independently, or through the Parties, its need for additional documentation or information in order to comply with this Section. Such need for additional documentation or information may extend the time period for DSI's performance under this section.

4.3  CONTRARY INSTRUCTIONS.   From  the  date DSI  mails the  notice  requesting
release of the Source Code, Depositor shall have ten (10) business days to deliver to DSI contrary instructions ("Contrary Instructions"). Contrary Instructions shall mean the written representation by Depositor that a Release Condition has not occurred or has been cured. Upon receipt of Contrary Instructions, DSI shall send a copy to Preferred Beneficiary by commercial express mail. Additionally, DSI shall notify both Depositor and Preferred Beneficiary that there is a dispute to be resolved pursuant to Section 7.4 of this Agreement. Subject to Section 5.2 of this Agreement, DSI will continue to store the Source Code without release pending (a) joint instructions from Depositor and Preferred Beneficiary; (b) dispute resolution pursuant to Section 7.4; or (c) an order from a court of competent jurisdiction.

4.4 RELEASE OF DEPOSIT. If DSI does not receive Contrary Instructions from the Depositor, DSI is authorized to release the Source Code to the Preferred Beneficiary or, if more than one beneficiary is registered to the deposit, to release a copy of the Source Code to the Preferred Beneficiary. However, DSI is entitled to receive any fees due DSI before making the release. Any copying expenses will be chargeable to Preferred Beneficiary. This Agreement will terminate upon the release of the Source Code held by DSI.

4.5 RIGHT TO USE FOLLOWING RELEASE. Unless otherwise provided in the Merchant Agreement, upon release of the Source Code in accordance with this Article 4, Preferred Beneficiary shall have the right to use the Source Code for the purpose of continuing the benefits afforded to Preferred Beneficiary by the Merchant Agreement, including to (i) provide its own maintenance and support of the AllCharge Software (as defined in the Merchant Agreement) in a manner consistent with the maintenance provisions set forth on Appendix D to the Merchant Agreement, and (ii) make enhancements and changes to the Source Code for Preferred Beneficiary's own internal use. Preferred Beneficiary shall be obligated to maintain the confidentiality of the released Source Code.

ARTICLE 5  --  TERM AND TERMINATION

5.1 TERM OF AGREEMENT. The initial term of this Agreement is for a period of one year. Thereafter, this Agreement shall automatically renew from year-to-year unless (a) Depositor and Preferred Beneficiary jointly instruct DSI in writing that the Agreement is terminated; (b) DSI instructs Depositor and Preferred Beneficiary in writing ninety (90) days after its renewal date, that the Agreement is terminated for nonpayment in accordance with Section 5.2; or (c) DSI reserves the right to terminate this Agreement, for any reason, other than for nonpayment, by providing Depositor and Preferred Beneficiary sixty (60) days written notice of its intent to terminate this Agreement. If the Source Code is subject to another escrow agreement with DSI, DSI reserves the right, after the initial one year term, to adjust the anniversary date of this Agreement to match the then prevailing anniversary date of such other escrow arrangements.

5.2 TERMINATION FOR NONPAYMENT. In the event of the nonpayment of fees owed to DSI, DSI shall provide written notice of delinquency to all parties to this Agreement. Any party to this Agreement shall have the right to make the payment to DSI to cure the default. If the past due payment is not received in full by DSI within one (1) month of the date of such notice, then DSI shall have the right to terminate this Agreement at any time thereafter by sending written notice of termination to all parties. DSI shall have no obligation to take any action under this Agreement so long as any payment due to DSI remains unpaid.

5.3 DISPOSITION OF SOURCE CODE UPON TERMINATION. Subject to the foregoing termination provisions, and upon termination of this Agreement, DSI shall destroy, return, or otherwise deliver the Source Code in accordance with Depositor's instructions. If there are no instructions, DSI may, at its sole discretion, destroy the Source Code or return them to Depositor. DSI shall have no obligation to destroy or return the Source Code if the Source Code is subject to another escrow agreement with DSI or have been released to the Preferred Beneficiary in accordance with Section 4.4.

5.4  SURVIVAL  OF  TERMS  FOLLOWING  TERMINATION.    Upon  termination  of  this
Agreement, the following provisions of this Agreement shall survive:

     a.   Depositor's Representations (Section 1.4);

     b.   The obligations of confidentiality with respect to the Source Code;

     c.   The obligation to pay DSI any fees and expenses due;

     d.   The provisions of Article 7; and

     e. Any provisions in this Agreement which specifically state they survive the termination of this Agreement.

ARTICLE 6  --  DSI'S FEES

6.1 FEE SCHEDULE. DSI is entitled to be paid its standard fees and expenses applicable to the services provided. DSI shall notify the party responsible for payment of DSI's fees as set forth in the Merchant Agreement at least sixty (60) days prior to any increase in fees. For any service not listed on DSI's standard fee schedule, DSI will provide a quote prior to rendering the service, if requested.

6.2 PAYMENT TERMS. DSI shall not be required to perform any service, including release of any Source Code under Article 4, unless the payment for such service and any outstanding balances owed to DSI are paid in full. Fees are due upon receipt of a signed contract or receipt of the Source Code whichever is earliest. If invoiced fees are not paid, DSI may terminate this Agreement in accordance with Section 5.2.


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


ARTICLE 7  --  LIABILITY AND DISPUTES

7.1 RIGHT TO RELY ON INSTRUCTIONS. DSI may act in reliance upon any instruction, instrument, or signature reasonably believed by DSI to be genuine. DSI may assume that any employee of a party to this Agreement who gives any written notice, request, or instruction has the authority to do so. DSI will not be required to inquire into the truth or evaluate the merit of any statement or representation contained in any notice or document. DSI shall not be responsible for failure to act as a result of causes beyond the reasonable control of DSI.

7.2 INDEMNIFICATION. Depositor and Preferred Beneficiary each agree to indemnify, defend and hold harmless DSI from any and all claims, actions, damages, arbitration fees and expenses, costs, attorney's fees and other liabilities ("Liabilities") incurred by DSI relating in any way to this escrow arrangement, except where it is adjudged that DSI acted with gross negligence or willful misconduct.

7.3 LIMITATION OF LIABILITY. In no event will DSI be liable for any incidental, indirect, special, exemplary, punitive or consequential damages, including, but not limited to, damages (including loss of data, revenue, and/or profits) costs or expenses (including legal fees and expenses), whether foreseeable or unforeseeable, that may arise out of or in connection with this Agreement; and in no event shall the collective liability of DSI exceed the annual escrow fees paid under this Agreement.

7.4 DISPUTE RESOLUTION. Any dispute relating to or arising from this Agreement shall be submitted to, and settled by arbitration by, a single arbitrator chosen by the San Diego Regional Office of the American Arbitration Association in accordance with the Commercial Rules of the American Arbitration Association. The arbitrator shall apply California law. Unless otherwise agreed by Depositor and Preferred Beneficiary, arbitration will take place in San Diego, California, U.S.A. Any court having jurisdiction over the matter may enter judgment on the award of the arbitrator. Service of a petition to confirm the arbitration award may be made by First Class mail or by commercial express mail, to the attorney for the party or, if unrepresented, to the party at the last known business address. If, however, Depositor and/or Preferred Beneficiary refuse(s) to submit to arbitration, the matter shall not be submitted to arbitration and DSI may submit the matter to any court of competent jurisdiction for an interpleader or similar action. Any costs incurred by DSI, including reasonable attorney's fees and costs, shall be divided equally and paid by Depositor and Preferred Beneficiary.

7.5 CONTROLLING LAW. This Agreement is to be governed and construed in accordance with the laws of the State of California, without regard to its conflict of law provisions.

7.6 NOTICE OF REQUESTED ORDER. If any party intends to obtain an order from the arbitrator or any court of competent jurisdiction, which may direct DSI to take, or refrain from taking any action, that party shall:

     a. Give DSI at least five (5) business days prior to notice of the hearing;

     b. Include in any such order that, as a precondition to DSI's obligation, DSI be paid in full for any past due fees and be


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


          paid for the reasonable value of the services to be rendered pursuant to such order; and

     c. Ensure that DSI not be required to deliver the original (as opposed to a copy) of the Source Code if DSI may need to retain the original in its possession to fulfill any of its other duties.

ARTICLE 8  --  GENERAL PROVISIONS

8.1 ENTIRE AGREEMENT. This Agreement, which includes Exhibits described herein, embodies the entire understanding among the parties with respect to its subject matter and supersedes all previous communications, representations or understandings, either oral or written. DSI is not a party to the Merchant Agreement between Depositor and Preferred Beneficiary and has no knowledge of any of the terms or provisions of any such Merchant Agreement. DSI's only obligations to Depositor or Preferred Beneficiary are as set forth in this Agreement. No amendment or modification of this Agreement shall be valid or binding unless signed by all the parties hereto, except that Exhibit A need not be signed by Preferred Beneficiary and Exhibit B need not be signed.

8.2 NOTICES. All notices, invoices, payments, deposits and other documents and communications shall be given to the parties at the addresses specified in the attached Exhibit B. It shall be the responsibility of the parties to notify each other as provided in this Section in the event of a change of address. The parties shall have the right to rely on the last known address of the other parties. Any correctly addressed notice or last known address of the other parties that is relied on herein that is refused, unclaimed, or undeliverable because of an act or omission of the party to be notified as provided herein shall be deemed effective as of the first date that said notice was refused, unclaimed, or deemed undeliverable by the postal authorities by mail, through messenger or commercial express delivery services. Unless otherwise provided in this Agreement, all documents and communications may be delivered by First Class mail.

8.3 SEVERABILITY. In the event any provision of this Agreement is found to be invalid, voidable or unenforceable, the parties agree that unless it materially affects the entire intent and purpose of this Agreement, such invalidity, voidability or unenforceability shall affect neither the validity of this Agreement nor the remaining provisions herein, and the provision in question shall be deemed to be replaced with a valid and enforceable provision most closely reflecting the intent and purpose of the original provision.

8.4 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and shall inure to the benefit of the successors and assigns of the parties. However, DSI shall have no obligation in performing this Agreement to recognize any successor or assign of Depositor or Preferred Beneficiary unless DSI receives clear, authoritative and conclusive written evidence of the change of parties.

8.5 WAIVER. Any term of this Agreement may be waived by the party entitled to the benefits thereof, provided that any such waiver must be in writing and signed by the party against whom the enforcement of the waiver is sought. No waiver of any condition, or breach of any provision of this Agreement, in any one or more instances, shall be deemed


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


to be a further or continuing waiver of such condition or breach. Delay or failure to exercise any right or remedy shall not be deemed the waiver of that right or remedy.

8.6 REGULATIONS. Depositor and Preferred Beneficiary are responsible for and warrant compliance with all applicable laws, rules and regulations, including but not limited to customs laws, import, export, and re-export laws and government regulations of any country from or to which the Source Code may be delivered in accordance with the provisions of this Agreement.

8.7 ATTORNEY'S FEES. In any litigation or other proceeding by which one party either seeks to enforce its rights under this Agreement (whether in contract, tort, or both) or seeks declaration of any rights or obligations under this Agreement, the prevailing party who has proven by court decree, judgment or arbitrator's determination that the other party has materially breached its representation and/or warranty under this Agreement shall be awarded reasonable attorneys' fees, together with any costs and expenses, to resolve the dispute and to enforce final judgment.

8.8 NO THIRD PARTY RIGHTS. This Agreement is made solely for the benefit of the Parties to this Agreement and their respective permitted successors and assigns, and no other person or entity shall have or acquire any right by virtue of this Agreement unless otherwise agreed to by all the parties hereto.

8.9 AUTHORITY TO SIGN. Each of the Parties herein represents and warrants that the execution, delivery, and performance of this Agreement has been duly authorized and signed by a person who meets statutory or other binding approval to sign on behalf of its business organization as named in this Agreement.

8.10 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

NewGenPay Inc.,                           Brilliant Digital Entertainment, Inc.
Depositor                                 Preferred Beneficiary

By: ____________________________          By: ____________________________
Name:___________________________          Name:___________________________
Title:__________________________          Title:__________________________
Date:___________________________          Date:___________________________


      DSI Technology Escrow Services, Inc.

      By:__________________________________________________________

      Name:________________________________________________________

      Title:_______________________________________________________

      Date:________________________________________________________


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


                                    EXHIBIT A

                        DESCRIPTION OF DEPOSIT MATERIALS

Depositor Company Name _________________________________________________________

Account Number _________________________________________________________________

                            PRODUCT NAME      VERSION
(Product Name will appear as the Exhibit B Name on Account History report)

DEPOSIT MATERIAL DESCRIPTION:
Quantity Media Type & Size               Label Description of Each Separate Item

_________    Disk 3.5" or ____
_________    DAT tape ____mm
_________    CD-ROM
_________    Data cartridge tape ____
_________    TK 70 or ____ tape
_________    Magnetic tape ____
_________    Documentation
_________    Other ______________________

PRODUCT DESCRIPTION:
Environment_____________________________________________________________________

DEPOSIT MATERIAL INFORMATION:

Is the media or are any of the files encrypted?  Yes/No   If yes, please include
any passwords and the decryption tools.

Encryption tool name____________________________________ Version________________
Hardware required_______________________________________________________________
Software required_______________________________________________________________
Other required information______________________________________________________

I certify for  DEPOSITOR  that the         DSI has accepted the above
above described Source Code has been       materials (any exceptions are noted
transmitted to DSI:                        above):

Signature___________________________       Signature____________________________
Print Name__________________________       Print Name___________________________
Date________________________________       Date Accepted________________________
                                           Exhibit B#___________________________

                                    EXHIBIT B

                               DESIGNATED CONTACT

                       Account Number_____________________


NOTICES, DEPOSIT MATERIAL RETURNS AND      NOTICES AND COMMUNICATIONS TO
COMMUNICATIONS TO DEPOSITOR                PREFERRED BENEFICIARY SHOULD BE
SHOULD BE ADDRESSED:                       ADDRESSED TO:

Company Name:__________________________    Company Name:________________________
Address:   ____________________________    Address:_____________________________
           ____________________________            _____________________________
           ____________________________            _____________________________
Designated Contact:____________________    Designated Contact:__________________
Telephone: ____________________________    Telephone:___________________________
Facsimile: ____________________________    Facsimile:___________________________
E-mail: ______________________________     E-mail:______________________________
Verification Contact: _________________ Verification Contact:________________ TELEPHONE/E-MAIL: ____________________ TELEPHONE/E-MAIL: __________________
--------------------------------------------------------------------------------

FEES FOR THIS AGREEMENT WILL BE PAID BY
---------------------------------------

(check box): /_/ Depositor and/or  /_/ Preferred Beneficiary

INVOICES TO DEPOSITOR SHOULD BE ADDRESSED TO:

Company Name:________________________________________
Address:   __________________________________________
Billing Contact:_____________________________________
Facsimile: __________________________________________
E-MAIL: _____________________________________________
P.O.#    ____________________________________________

Requests from Depositor or Preferred Beneficiary to change the designated contact should be given in writing by the designated contact or an authorized employee of Depositor or Preferred Beneficiary.

DSI has two Operations Centers to           All invoice fee remittances to
service you.  Agreements, Source            DSI should be addressed to:
Code and notices to DSI SHOULD BE
ADDRESSED TO (SELECT LOCATION):

/_/  Attn: Client Services                  DSI Technology Escrow Services, Inc.
9265 Sky Park Court, Suite 202              PO Box 45156
San Diego, CA 92123                         San Francisco, CA 94145-0156
Telephone:  (858) 499-1600
Facsimile:  (858) 694-1919

E-MAIL:  CLIENTSERVICES@DSIESCROW.COM

OR
/_/  Attn: Client Services
2100 Norcross Parkway, Suite 150
Norcross, GA 30071
Telephone: 770-239-9200
Facsimile:  770-239-9201                   Date:________________________________

E-MAIL: CLIENTSERVICES@DSIESCROW.COM

                                   APPENDIX F

            PAYMENTS TO ALLCHARGE WHILE PROVIDING ALLCHARGE SERVICES

     1. SERVICE FEE. As consideration for the services provided by AllCharge to the Company under the Agreement, AllCharge shall be entitled to a commission (the "AllCharge Commission") equal to the sum of (i) a processing fee (the "Processing Fee") of four percent (4%) of Net Receipts (as defined below) actually collected by AllCharge and remitted to the Company, less the Applicable Discount (as defined below), if any, and (ii) the Direct Service Costs (as defined below).

     2. DEFINITIONS. For purposes of this APPENDIX F only, the following terms shall have the following meanings:

          (a) "Applicable Discount" shall mean the applicable percentage discount set forth below based on the applicable amount of Processing Fees actually collected by AllCharge and remitted to the Company during each calendar month during the term of this Agreement and the Post-Termination Period, if any:

  APPLICABLE DISCOUNT                              MONTHLY PROCESSING FEES

            10%                                      $20,000 to $50,000
            20%                                      $50,001 to $100,000
            30%                                         Over $100,000

          (b) "Net Receipts" shall mean an amount equal to (i) the payment paid by an End User and actually collected by AllCharge for the acquisition of digital content utilizing the AllCharge Software, less (ii) all commissions payable to Visa, MasterCard, American Express and all other Billing Agents in connection with processing such payment.

          (c) "Direct Service Costs" shall mean Hosting, equipment lease and maintenance, third party certificates and communications cost (bandwidth).

     3. BILLING AGENTS. The Company shall be solely responsible for all chargebacks, commissions, payments, transaction reversal fees and other costs payable to all billing agents ("Billing Agents") used by End Users to pay for digital content, including, without limitation, all commissions payable to Visa, Mastercard, American Express and all other credit card companies, unless the chargeback, transaction reversal fee and/or other cost is a result of an error by AllCharge, in which case AllCharge shall be responsible for such fees and costs. Notwithstanding the foregoing, if any AllCharge Commission is paid to or retained by AllCharge with respect to any purchase of digital content that is the subject of a chargeback paid by the Company to a Billing Agents, then AllCharge shall pay to the Company promptly following notice thereof the amount equal to such AllCharge Commission.

     4.   PAYMENT SCHEDULE; AUDIT RIGHTS.

          (a) All amounts paid by End Users for digital content will be collected by the Billing Agent designated by the End User in accordance with terms and conditions expressly agreed to by the Billing Agent and AllCharge as set forth in the applicable billing and collection agreement. All amounts remitted to AllCharge by the Billing Agent, less the AllCharge Commission, will be sent to the Company on a semi-monthly basis (on the 15th and last day of each calendar month) (each, a "Distribution"), and each such Distribution shall include amounts remitted to AllCharge by the Billing Agent during the immediately preceding semi-monthly period (e.g., amounts remitted to AllCharge on January 25th shall be included in the Distribution made to the Company on February 15th, and all amounts remitted to AllCharge on February 5th shall be included in the Distribution made to the Company on February 28th). Furthermore, each Distribution will be accompanied by a report stating the nature of each item of digital content purchased during the applicable semi-monthly period, the total amount paid by the End User for each item of digital content, all amounts retained by or remitted to the Billing Agent for each item of digital content, the AllCharge Commission retained by AllCharge (showing the calculation thereof, including the amount of Direct Services Costs), and the net amount being delivered to the Company.

          (b) The Company shall have the right from time to time during the term of this Agreement and the Post-Termination Period, and continuing for twenty four (24) months thereafter, to examine or have its representatives examine AllCharge's books, records and accounts that are relevant to the determination of amounts due the Company hereunder. Each examination will be conducted at AllCharge's place of business during AllCharge's normal business hours with at least five (5) business days' prior written notice to AllCharge. The Company shall pay all fees and expenses for the examination, including those of any auditor or other representative; except that, if any examination discloses an underpayment to the Company of 5% or more in accounting for the period being examined, then AllCharge shall, in addition to paying the underpaid amount, pay the reasonable fees and expenses of the Company, including those of any auditor or other representative, for that examination, up to an amount equal to the amount of the underpayment.

          (c) AllCharge shall use commercially reasonable efforts to process in a timely manner all requests for electronic debits and credits involving checking accounts, credit or debit cards, and check issuances. AllCharge, however, shall not be responsible for delays in processing that are outside of AllCharge's control, such as delays in the banking system or the U.S. or international mail service, and AllCharge makes no representations or warranties regarding the amount of time required to processing End User purchases of digital content with respect to matters outside of its control.

     5. MOST FAVORED NATIONS. Notwithstanding anything to the contrary contained herein, any and all fees and charges payable by the Company (or retained by AllCharge) hereunder shall not exceed, and AllCharge shall promptly by written notice to the Company reduce (but not increase), any and all such fees and charges payable by the Company (or retained by AllCharge) hereunder to match the lowest fees and/or other charges charged by AllCharge to any other comparable customer.

                                   APPENDIX G

              PAYMENTS TO ALLCHARGE AFTER SOFTWARE ACQUISITION DATE

     1. LICENSE FEE. As consideration for the rights and license granted by AllCharge to Licensee to the AllCharge Software and connection to the Online Payment Provider network, Licensee shall pay to AllCharge a one-time license fee of $750,000 (the "License Fee"). The License Fee shall be payable within thirty
(30) days following the Software Acquisition Date.

     2. MAINTENANCE FEE. As consideration for the Maintenance to be provided by AllCharge in accordance with APPENDIX E, and provided that AllCharge continues to provide such maintenance, commencing on the Software Acquisition Date, Licensee shall pay to AllCharge an annual maintenance fee equal to fifteen percent (15%) of the License Fee (the "Maintenance Fee"). The Maintenance Fee shall be payable in twelve (12) equal monthly installments on the last day of the calendar month.

     3. CUSTOMIZATION FEE. Subject to APPENDIX D, the parties agree that any desired customization relating to use of the AllCharge Software (excluding any functionality generally released by AllCharge without charge, which shall be provided to Licensee by AllCharge at no additional cost to Licensee) will be mutually agreed upon by the parties. The cost of the customization ("Customization Fee") will be calculated according to the following rates, subject to SECTION 4, below:

          o    Programmer - $70.00/Hr.
          o    Team Leader - $100.00/Hr.
          o    Project Manager - $120.00/Hr.

         Licensee shall reimburse AllCharge for all reasonable, out-of-pocket expenses, calculated by AllCharge and approved by Licensee in writing in advance, including but not limited to, travel expenses, relating to the customization of the Software. AllCharge shall send Licensee an invoice for any such expenses, and Licensee shall pay the entire undisputed amount of such invoice within thirty (30) days after Licensee receives the invoice.

     4. MOST FAVORED NATIONS. Notwithstanding anything to the contrary contained herein, any and all fees and charges payable by Licensee hereunder shall not exceed, and AllCharge shall promptly by written notice to Licensee reduce (but not increase), any and all such fees and charges payable by Licensee hereunder to match the lowest fees and/or other charges charged by AllCharge to any other licensees and/or customers.